Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John P. Whittington his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Jay Grinney	President, Chief Executive Officer and Director (Principal Executive Officer)	September 4, 2014

Douglas E. Coltharp	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 4, 2014

Andrew L. Price	Chief Accounting Officer (Principal Accounting Officer)	September 4, 2014

Leo I. Higdon, Jr.	Chairman of the Board of Directors	September 4, 2014

John W. Chidsey	Director	September 4, 2014

Donald L. Correll	Director	September 4, 2014

Yvonne M. Curl	Director	September 4, 2014

Charles M. Elson	Director	September 4, 2014

Joan E. Herman	Director	September 4, 2014

/S/ LESLYE G. KATZ Leslye G. Katz	Director	September 4, 2014

John E. Maupin, Jr.	Director	September 4, 2014

L. Edward Shaw, Jr.	Director	September 4, 2014

* By:
John P. Whittington Attorney-in-fact